UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	000-08467	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2019, Wesbanco, Inc. (“Wesbanco”) held a special meeting of shareholders to consider and vote upon the following matters: (i) a proposal to approve the Agreement and Plan of Merger, dated as of July 23, 2019, as it may be amended from time to time (“Merger Agreement”), by and among Wesbanco, Wesbanco Bank, Inc., a West Virginia corporation and a wholly-owned subsidiary of Wesbanco, Old Line Bancshares, Inc. a Maryland corporation (“Old Line Bancshares”), and Old Line Bank, a Maryland-chartered trust company exercising the powers of a commercial bank and a wholly-owned subsidiary of Old Line Bancshares, (ii) a proposal to approve the issuance of shares of Wesbanco common stock, par value $2.0833 per share, pursuant to the Merger Agreement and (iii) a  proposal to approve the adjournment of the Wesbanco special meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Wesbanco special meeting to approve the Merger Agreement and the issuance of shares of Wesbanco common stock pursuant to the Merger Agreement.

All three proposals were approved by the required vote of Wesbanco’s shareholders at the special meeting.

On the record date for the special meeting, Wesbanco had 54,690,225 shares of common stock outstanding and entitled to vote at the special meeting.  The shareholders’ vote was as follows:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WesBanco, Inc (Registrant)

Date: October 30, 2019	By:	/s/ Robert H. Young
Robert H. Young
Executive Vice President and Chief Financial Officer